Exhibit 23.1

Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 4, 1997, on the supplemental consolidated financial statements of NFO Worldwide, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in NFO Worldwide, Inc.'s current report on Form 8-K dated October 22, 1997, into NFO Worldwide, Inc.'s previously filed Registration Statements, File Nos. 33-73516, 33-83002, 33-91936, 333-24297 and 333-24299.

                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP

New York, New York
October 20, 1997